Exhibit 10.4

AMENDMENT NO. 1

TO

GSIS-Drone Aviation Consulting Agreement, November 2017

This Amendment No. 1 to the Consulting Agreement (“Amendment”) between Drone Aviation Holding Corp. and Global Security & Innovative Strategies, LLC dated September 26, 2018 is by and between Drone Aviation Holding Corp., a Nevada corporation with an address 11651 Central Parkway #118, Jacksonville FL 32224 (the “Company”) and Global Security & Innovative Strategies, LLC, an Arizona corporation with an address 1401 H Street NW, Suite 875, Washington, D.C. 20005 (the “Contractor”).

WHEREAS, the parties entered into a six-month consulting agreement on November 10, 2017; and

WHEREAS, the parties verbally agreed to continue with the agreement since May 1, 2018; and

WHEREAS, the parties wish to amend the agreement as set forth below, with the understanding that all other provisions of the agreement shall remain unchanged;

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the parties hereto agree as follows:

1.	Schedule. The performance period shall be from October 1, 2018 through September 30, 2019 with automatic monthly renewal periods thereafter.

2.	One-time compensation. 100,000 Non-Qualified Stock Options, subject to Board approval: Issue Date September 26, 2018, expire September 26, 2022, strike price $1.00, immediately vested.

3.	The terms and conditions of all other sections of the agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first stated above.

DRONE AVIATION HOLDING CORP.	GLOBAL SECURITY & INNOVATIVE STRATEGIES LLC

BY: Kendall Carpenter	BY: Noah Kroloff
Its: EVP and CFO	Its: Principal